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                                                                    EXHIBIT 99.1


Northern Border                         News
Partners, L.P.                          Release 13710 FNB Parkway
                                                Omaha, Nebraska 68154-5200
                                        For Further Information
                                        Contact:

                                        Media Contact:
                                        Beth Jensen
                                        (402) 492-3400

                                        Investor Contact:
                                        Ellen Konsdorf
                                        (402) 492-7500

NORTHERN BORDER PARTNERS, L.P. TO PRESENT
AT WACHOVIA PIPELINE CONFERENCE

FOR IMMEDIATE RELEASE: Monday, December 9, 2002

                  OMAHA - Northern Border Partners, L.P. (NYSE - NBP) announced that Bill Cordes, chairman and chief executive officer, will present at the Wachovia Pipeline Conference on Tuesday, December 10, 2002 in New York. The presentation will include information concerning Northern Border Partners' performance, strategy and outlook. The Partnership will also meet with analysts while in New York, and will discuss with them the presentation information.
         While in New York, the Partnership intends to confirm its 2002 earnings guidance of $330 million EBITDA, net income of $120 million, and earnings per unit of $2.60. It will also confirm 2003 guidance of at least $330 million EBITDA, at least $120 million of net income, and earnings per unit of at least $2.60. In addition, the Partnership will confirm its earlier guidance of at least an additional $22 million to $23 million EBITDA and $0.10 accretion in distributable cash flow per unit for 2003 as the expected impact of the pending acquisition of Viking Gas Transmission Company and its one-third interest in Guardian Pipeline. If that pending acquisition occurs by year-end 2002, the Partnership anticipates that its year-end ratio of debt to total capitalization will be 55.8%.
         A copy of the slide presentation will be available on the Northern Border Partners web site (www.northernborderpartners.com) beginning December 9.
         Northern Border Partners, L.P. owns a 70 percent general partner interest in Northern Border Pipeline Company, which owns a 1,249-mile interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Additionally, the Partnership owns the 350-mile long Midwestern Gas Transmission system, which stretches from Portland, Tennessee to Joliet, Illinois. The Partnership also has gathering systems and processing plants in the Powder River, Wind River, and Williston Basins in the U. S.; owns and operates processing plants and gathering pipelines in Alberta, Canada; and transports coal-water slurry via a pipeline in the southwestern U. S. Northern Border Partners information may be found at http://www.northernborderpartners.com/.
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This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas development in the Powder River, Wind River, Williston and Western Canadian Sedimentary Basins; regulatory actions and receipt of expected regulatory clearances; competitive conditions in the overall natural gas and electricity markets; our ability to market pipeline capacity on favorable terms; prices of natural gas and natural gas liquids; developments in the voluntary petition for bankruptcy by Enron; approval of the Hart-Scott-Rodino Act filing by the Federal Trade Commission; the delay of Guardian Pipeline's in-service date and any cost overruns; and conditions in the capital markets and our ability to access the capital markets.